Ironclad Performance Wear Reports Third Quarter 4% Sales Increase and

49% Reduction in Net Loss From Prior Year

FARMERS BRANCH, TX – November 12, 2015 – Ironclad Performance Wear Corporation (ICPW:QB), the recognized leader in high-performance task-specific work gloves, reported financial results for the third quarter and year-to-date ended September 30, 2015.

The Company reported increased Net Sales for the quarter of $5.4 million, a 4% increase from $5.2 million in the third quarter of 2014, on stronger sales from industrial and international accounts.

Gross Profit increased 4% to $1.92 million, or 35.4% of Net Sales, compared to $1.85 million, or 35.4% of Net Sales, in the third quarter of 2014 due primarily to higher revenues.  Gross Profit percentage for the year-to-date period improved by 3.1% from the same period in the prior year.

Operating Expenses decreased by $161,489 to $2.09 million, or 38.6% of net sales, compared to $2.25 million, or 43.1% of net sales, in the third quarter of 2014.

As a result of the above, Loss from Operations decreased by $226,750, to a loss of $175,095, from a loss of $401,845 in the third quarter of 2014.

Interest Expense increased $27,990 to $30,693 in the third quarter of 2015 from $2,703 in the same period of 2014. This increase is due to increased borrowings under our bank line of credit agreement.

Net Loss for the third quarter of 2015 was $205,781, or $0.00 per share, as compared to a loss of $402,844, or $0.01 per share, in the same period last year. Net loss decreased for the year-to-date period by $701,261 from the same period in the prior year.

Ironclad’s Chief Executive Officer, Jeffrey Cordes, commented: “With regards to the 3rd Quarter, we are pleased with the continued growth of our industrial and international segments, that on a combined basis this quarter, increased year-over-year more than 26%. However, we were disappointed that the warmer than usual September weather greatly slowed retail shipments, which historically are more weighted towards insulated winter product. We will continue to execute on this path for 2015 and we anticipate Q4 2015 net sales to exceed Q4 2014 levels by 20%.”

Cordes added: “We are pleased with the announcement earlier this week of Grainger’s award to Ironclad of a major category of their glove business. We are also excited with the market’s response and order levels for our new Ironclad Industrial Impact glove collection. After nearly eighteen months of diligent efforts by our team, these 3rd quarter wins provide added validation of the future we have been working to build for Ironclad.”

Conference Call

Ironclad Performance Wear will hold a conference call to discuss third quarter 2015 financial results on Thursday, November 12th, at 3:30 p.m. Central Time (4:30 p.m. Eastern Time). To participate in the conference call, interested parties should dial:

Date: Nov. 12th, 2015

Time: 4:30 p.m. Eastern Time (3:30 p.m. Central Time)

Domestic Dial-In Number: 1-888-329-8877

International Dial-In Number: 1-719-325-2491

Conference ID Number: 8447748

The conference call will be broadcast simultaneously and available for replay at:

http://public.viavid.com/index.php?id=116870 and also via the landing page of the Company's Website at

www.ironcladinvestor.com.

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization.

Replay Dial-In Numbers:

TOLL-FREE 1-877-870-5176

TOLL/INTERNATIONAL 1-858-384-5517

From: 11/12/15 at 7:30 pm Eastern Time

To: 12/12/15 at 11:59 pm Eastern Time

Replay Pin Number: 8447748

The Company's financial results will be posted online at www.ironcladinvestor.com once they are publicly released.

About Ironclad Performance Wear Corporation

Ironclad Performance Wear is a leader in high-performance task-specific work gloves. It created the performance work glove category in 1998, and continues to leverage its leadership position in the safety, construction and industrial markets through the design, development and distribution of specialized task-specific gloves for industries such as oil & gas extraction; automotive; and police, fire, first-responder and military. Ironclad engineers and manufactures its products with a focus on innovation, design, advanced material science and durability. Ironclad's gloves and apparel are available through industrial suppliers, hardware stores, home centers, lumber yards, and sporting goods retailers nationwide; and through authorized distributors in North America, Europe, Australia and Asia.

Built Tough for the Industrial Athlete™

For more information on Ironclad, please visit the Company's Website at www.ironclad.com.

Information about Forward-Looking Statements

This release contains "forward-looking statements" that include information relating to future events and future financial and operating performance. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for Ironclad's products, the introduction of new products, Ironclad's ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of Ironclad's liquidity and financial strength to support its growth, and other information that may be detailed from time-to-time in Ironclad's filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include statements regarding executing on growth initiatives and guidance regarding anticipated sales growth. For a more detailed description of the risk factors and uncertainties affecting Ironclad, please refer to the Company's recent Securities and Exchange Commission filings, which are available at www.sec.gov. Ironclad undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact

William Aisenberg, CFO

Bill.Aisenberg@ironclad.com

(972) 996-5664

IRONCLAD PERFORMANCE WEAR CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2015 (unaudited)	December 31, 2014
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$276,968	$340,903
Accounts receivable, net of allowance for doubtful accounts of $30,000 and $30,000	6,175,904	6,283,032
Inventory, net of reserve of $547,800 and $547,800	7,555,430	7,123,654
Deposits on inventory	151,664	661,744
Prepaid and other assets	759,583	566,022
Deferred tax assets – current	183,000	183,000
Total current assets	15,102,549	15,158,355

PROPERTY AND EQUIPMENT
Computer equipment and software	598,744	507,640
Office equipment and furniture	295,586	255,085
Leasehold improvements	174,298	169,904
Less: accumulated depreciation	(734,669)	(641,953)
Total property and equipment, net	333,959	290,676

Trademarks and patents, net of accumulated amortization of $65,711 and $60,945	128,279	135,064
Deposits	21,306	21,306
Deferred tax assets – long term	1,649,000	1,649,000
Total other assets	1,798,585	1,805,370

Total Assets	$17,235,093	$17,254,401

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$2,006,977	$2,589,623
Line of credit	3,229,303	2,586,034
Total current liabilities	5,236,280	5,175,657

Total Liabilities	5,236,280	5,175,657

STOCKHOLDERS’ EQUITY
Common stock, $.001 par value; 172,744,750 shares authorized; 82,937,309 and 80,808,629 shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively	82,937	80,808
Additional paid-in capital	20,686,013	20,293,486
Accumulated deficit	(8,770,137)	(8,295,550)
Total Stockholders’ Equity	11,998,813	12,078,744
Total Liabilities and Stockholders’ Equity	$17,235,093	$17,254,401

IRONCLAD PERFORMANCE WEAR CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,	Three Months Ended September 30,	Nine Months Ended September 30,	Nine Months Ended September 30,
	2015	2014	2015	2014
REVENUES
Net sales	$5,420,511	$5,230,800	$15,160,159	$15,126,387

COST OF SALES
Cost of sales	3,504,078	3,379,628	9,700,524	10,148,412

GROSS PROFIT	1,916,433	1,851,172	5,459,635	4,977,975

OPERATING EXPENSES
General and administrative	804,143	1,057,775	2,243,963	2,592,865
Sales and marketing	807,168	690,613	2,239,471	2,053,095
Research and development	166,368	138,174	479,967	391,156
Purchasing, warehousing and distribution	280,810	336,191	805,340	1,020,287
Depreciation and amortization	33,039	30,264	99,867	88,759

Total operating expenses	2,091,528	2,253,017	5,868,608	6,146,162

LOSS FROM OPERATIONS	(175,095)	(401,845)	(408,973)	(1,168,187)

OTHER INCOME (EXPENSE)

Interest expense	(30,693)	(2,703)	(65,635)	(9,615)
Interest income	7	7	21	21
Other income, net	—	—	—	131
Gain on disposition of equipment	—	1,697	—	1,802
Total other income (expense)	(30,686)	(999)	(65,614)	(7,661)

NET LOSS BEFORE PROVISION FOR INCOME TAXES	(205,781)	(402,844)	(474,587)	(1,175,848)

BENEFIT FROM INCOME TAXES	—	—	—	—

NET LOSS	$(205,781)	$(402,844)	$(474,587)	$(1,175,848)

NET LOSS PER COMMON SHARE
Basic	$(0.00)	$(0.01)	$(0.01)	$(0.02)
Diluted	$(0.00)	$(0.01)	$(0.01)	$(0.02)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	82,292,247	79,072,089	81,443,216	77,639,852
Diluted	82,292,247	79,072,089	81,443,216	77,639,852